UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): March 27, 2010
XO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30900	54-1983517

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
13865 Sunrise Valley Drive
Herndon, Virginia 20171
(Address of Principal Executive Offices)
(703) 547-2000
(Registrant’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (b)On March 27, 2010, Adam Dell resigned from the Board of Directors of XO Holdings, Inc. (the “Company”). Mr. Dell’s resignation from the Board of Directors of the Company was not a result of any disagreement with the Company or the Company’s Board of Directors. In his resignation letter, Mr. Dell stated:
Please accept this letter as my formal resignation from the Board of Directors of XO Holdings, Inc., effective today. I have determined that personal professional obligations require me to withdraw from this Board and others in order to devote more time to new endeavors.
I want to personally thank you and the Company’s management team and my fellow directors for the opportunity to serve the Company over the last years and wish the Company much success in the future.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
99.1	Letter of Resignation from Adam Dell, dated March 26, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XO HOLDINGS, INC.
By:	/s/ Carl J. Grivner
	Name:	Carl J. Grivner
	Title:	President and Chief Executive Officer

Date: March 29, 2010